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Exhibit 10.22

STOCK PLEDGE AGREEMENT

        December 3, 2001

The parties to this Stock Pledge Agreement (the "Agreement") are Water Pik Technologies, Inc., a Delaware corporation (the "Company"), and Robert A. Shortt (the "Executive").

WITNESSETH:

        WHEREAS, the Company has proposed to lend to the Executive funds to allow him to repay a loan to CSK Auto Corporation ("CSK"), his former employer, incurred in connection with CSK's Senior Executive Stock Loan Plan;

        WHEREAS, such loan shall be evidenced by a Note of even date herewith made by the Executive in favor of the Company and delivered herewith (the "Note");

        WHEREAS, in order to induce the Company to make such loan, the Executive has agreed to secure his obligations to the Company by executing and delivering this Stock Pledge Agreement and completing the actions contemplated hereby; and

        WHEREAS, the Company's actions in making the loan on the terms set forth herein and in the Note shall fulfill a commitment made by the Company during 1999 in connection with recruiting the Executive as an employee of Company;

        NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and intending to be legally bound hereby, the parties hereto agree with each other as follows:

SECTION 1: Pledge

        1.1  To secure the obligations to the Company evidenced by the Note and under this Agreement (collectively, the "Obligations"), the Executive hereby sells, grants, conveys, pledges and assigns to the Company, and grants a security interest to the Company in, the certain shares ("Shares") of common stock of CSK and certain shares of common stock ("Common Stock") of the Company held of record by the Executive and described in Exhibit A hereto, together with any and all proceeds thereof or thereon including, without limitation, all dividends, dividend equivalents and other distributions payable whether in cash or otherwise, and any and all shares of stock resulting from a split, rights and/or warrants on or relating to any of the pledged property (collectively, the "Pledged Securities"). The Executive has delivered to and deposited with the Company in pledge the certificate(s) for the Shares, together with undated stock powers signed in blank, and agrees that the Pledged Securities may be received, held and/or disposed of by the Company subject to the terms and conditions hereof and the Company is hereby authorized and empowered to take any and all actions with respect to such property as authorized by the terms hereof.

        1.2  The Executive will faithfully preserve and protect the Company's security interest in the Pledged Securities and will do all such other acts and things and will, within a reasonable time after request therefor by the Company, execute and deliver all such other documents and instruments, including without limitation further pledges and assignments with respect to the Pledged Securities consistent with the terms of this Agreement, as the Company in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect said security interest.

        1.3  The Company may cause all or any of the Pledged Securities to be transferred into the Company's name or into the name of the Company's nominee or nominees when there exists an event of default under the Note ("Event of Default") and the Executive shall pay upon demand any stamp, document, transfer or recording taxes or similar impositions payable pursuant thereto.

        1.4  Unless and until the transfer referred to in Section 1.3 above occurs, the Executive shall be entitled to exercise all voting rights pertaining to the Pledged Securities.

        1.5  Upon any transfer referred to in Section 1.3 above, the Company shall have the right to exercise the voting and all other rights pertaining to the Pledged Securities, including the right to receive any and all dividends paid thereon for itself and to retain the same as collateral security for the Obligations and to apply them as otherwise provided in this Agreement.

        1.6  If the Obligations or any part thereof are not paid when due and payable, the Company shall have the right at any time or times to sell, resell, assign and deliver, in the Company's discretion, all or any of the Pledged Securities, in one or more lots at such price or prices as the Company shall reasonably deem to be advisable in a good faith exercise of its judgment, irrespective of the impact of any such sales on the market price of the Pledged Securities, and either for cash or on credit or for future delivery (without assuming any responsibility for credit risk), at any public or private sale without any demand of performance and without any notice of intention to sell or notice of the time and place of sale, all such demands and notices being hereby expressly waived by the Executive. The proceeds of any such sale or sales shall be received and applied: first, to the payment of all costs and expenses of such sale and the Company's exercise of its rights under this Agreement, including reasonable attorneys' fees; second, to the reimbursement of all outstanding costs incurred by the Company pursuant to the Note; third, to the satisfaction of the Obligations, whether for principal, interest or expenses in such order as the Company shall designate; and fourth, any surplus thereafter remaining shall be paid to the Executive or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

        1.7  Upon the occurrence of an Event of Default, the Company shall have the right, for and in the name, place and stead of the Executive, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to any or all of the Pledged Securities.

        1.8  Upon payment in full and discharge of all the Obligations, the Executive shall be entitled to the return of all of the Pledged Securities which have not been used or applied toward the payment of the Obligations and the Company agrees to so return the Pledged Securities.

SECTION 2: Miscellaneous

        2.1  Whenever the word "Executive" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Common Stock may be transferred by will or by the laws of descent and distribution, the word "Executive" shall be deemed to include such person or persons.

        2.2  In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provisions will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

        2.3  All notices or communications hereunder shall be in writing, addressed as follows:

        To the Company:

  Water Pik Technologies, Inc.
  23 Corporate Plaza, Suite 246
  Newport Beach, CA 92660
  Attention: Chief Executive Officer

        To the Executive:

  Robert A. Shortt
  8 Newcastle Lane
  Laguna Niguel, CA 92677

Any such notice or communication shall be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefor, shall determine the time at which notice was given.

        2.4  This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Delaware other than the conflict of laws provisions of such laws.

        2.5  This Agreement, and the Note represent the entire agreement of the parties with respect to the subject matter hereof. The Agreement may be amended at any time by written agreement of the parties hereto.

        2.6  This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive.

        2.7  If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ATTEST:	WATER PIK TECHNOLOGIES, INC.
	By:	/s/ MICHAEL P. HOOPIS
Michael P. Hoopis President and Chief Executive Officer
WITNESS:	EXECUTIVE
/s/ ROBERT A. SHORTT
Robert A. Shortt

EXHIBIT A

PLEDGED SECURITIES

Stock	Certificate No.	No. of Shares
CSK Auto Corporation. (NYSE: CAO)		1,000

Water Pik Technologies, Inc. (NYSE: PIK)	8576	33,108

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STOCK PLEDGE AGREEMENT
WITNESSETH
SECTION 1: Pledge
SECTION 2: Miscellaneous
EXHIBIT A PLEDGED SECURITIES